SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                               __________


                                FORM 8-K

                             CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934


            Date of Report (Date of Earliest Event Reported):

                            November 9, 2000


                               __________


                         THE WALT DISNEY COMPANY
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                DELAWARE
                (STATE OF JURISDICTION OF INCORPORATION)


        1-11605                                  95-4545390
(COMMISSION FILE NUMBER)                       (IRS EMPLOYER
                                             IDENTIFICATION NO.)


500 South Buena Vista Street, Burbank, California       91521
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                             (818) 560-1000
          (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                             Not applicable
         (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)


Item 7.   Financial Statements and Exhibits

Exhibit 99(a) Presentation dated November 9, 2000 with respect to the Walt Disney Internet Group by Thomas O. Staggs, Senior Executive Vice President and Chief Financial Officer, The Walt Disney Company; Steven Bornstein, Chairman, Walt Disney Internet Group; Steven Wadsworth, President, Walt Disney Internet Group; Spencer Neumann, Senior Vice President and Chief Financial Officer, Walt Disney Internet Group; and Robert A. Iger, President and Chief Operating Officer, The Walt Disney Company.

Exhibit 99(b) Presentation dated November 9, 2000 with respect to The Walt Disney Company by Michael D. Eisner, Chairman and Chief Executive Officer, The Walt Disney Company; Robert
               A. Iger, President and Chief Operating Officer, The Walt Disney Company; and Thomas O. Staggs, Senior Executive Vice President and Chief Financial Officer, The Walt Disney Company.


Item 9.   Regulation FD Disclosure.

          On November 9, 2000, in connection with Registrant's issuance of earnings releases relating to The Walt Disney Company and the Walt Disney Internet Group, Registrant held simultaneous conference calls and webcasts to discuss the contents of the earnings releases and ongoing developments in Registrant's businesses. The prepared texts of these presentations are furnished herewith.

     The furnishing of these presentations is not intended to constitute a representation such furnishing is required by Regulation FD or that the materials they contain include material investor information that is not otherwise publicly available. In addition, all of the information in the presentations is presented as of November 9, 2000, and the Registrant does not assume any obligation to update such information in the future.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE WALT DISNEY COMPANY



                                   By:  /s/ David K. Thompson
                                      ---------------------------
                                      David K. Thompson
                                      Senior Vice President
                                      Assistant General Counsel


Dated:  November 9, 2000